Exhibit 5.1

Sidley Austin LLP 2850 Quarry Lake Drive, Suite 301 Baltimore, MD 21209 +1 410 559 2880 +1 202 736 8711 Fax AMERICA • ASIA PACIFIC • EUROPE

May 29, 2026

Cellectar Biosciences, Inc.
100 Campus Drive
Florham Park, New Jersey 07932

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-1, File No. 333-296036, filed by Cellectar Biosciences, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), as amended by Amendment No. 1 being filed with the SEC on the date hereof (as amended, the “Registration Statement”). The Registration Statement relates to the registration under the Securities Act of 51,998,413 shares (the “Shares”) of common stock, $0.00001 par value per share (the “Common Stock”), of the Company, consisting of (i) up to 2,116,887 Shares issued in a private placement that closed on May 6, 2026 (the “Private Placement” and such Shares, the “Purchased Shares”), (ii) up to 9,471,086 Shares issuable upon the exercise of Pre-Funded Warrants issued in the Private Placement (the “Pre-Funded Warrants”), (iii) up to 13,206,026 Shares issuable upon the exercise of Series A Warrants issued in the Private Placement (the “Series A Warrants”), (iv) up to 13,206,026 Shares issuable upon the exercise of Series B Warrants issued in the Private Placement (the “Series B Warrants”), (v) up to 13,206,026 Shares issuable upon the exercise of Series C Warrants issued in the Private Placement (the “Series C Warrants”) and (vi) up to 792,362 Shares issuable upon the exercise of Placement Agent Warrants issued in connection with the Private Placement (the “Placement Agent Warrants” and, together with the Pre-Funded Warrants, the Series A Warrants, the Series B Warrants and the Series C Warrants, the “Warrants” and the 49,881,526 Shares issuable upon exercise of the Warrants, the “Warrant Shares”). The Shares may be offered and sold by the selling stockholders named in the Registration Statement.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the Company’s Amended and Restated Certificate of Incorporation, as amended to the date hereof (the “Certificate of Incorporation”), the Company’s Amended and Restated Bylaws, the Warrants and the resolutions adopted by the board of directors of the Company relating to the Registration Statement and the issuance of the Warrants and the Shares by the Company. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Based on the foregoing, and subject to the other qualifications and limitations set forth herein, we are of the opinion that:

1.                the Purchased Shares are validly issued, fully paid and non-assessable.

2.                the Warrant Shares, when duly issued and delivered in accordance with the terms of the Warrants (including the payment of the applicable exercise price), will be validly issued, fully paid and non-assessable.

Sidley Austin (DC) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

Cellectar Biosciences, Inc.

May 29, 2026

In rendering the opinion set forth above, we have assumed that, at the time of the issuance of any Warrant Shares there will be a sufficient number of shares of Common Stock authorized and then available for issuance under the Company’s Certificate of Incorporation as in effect at such time.

This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP